UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 24, 2017, NRG Energy, Inc. (“NRG”), as borrower, completed an amendment to its senior secured credit facility (the “Senior Credit Facilities”) pursuant to the terms of the First Amendment Agreement, dated as of January 24, 2017 (the “Amendment Agreement”), to the Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (the “Second Amended and Restated Credit Agreement”), to reduce the margin on certain borrowings under its Senior Credit Facilities.

Borrowings under the Senior Credit Facilities are determined at NRG’s election, at LIBOR or at base rate, in each case, plus an applicable margin. The Amendment Agreement decreases the applicable margins for borrowings under (i) ABR Term Loans from 1.75% to 1.25% and (ii) Eurodollar Term Loans from 2.75% to 2.25%, as such terms are defined in the Second Amended and Restated Credit Agreement. The decreases to the applicable margins became effective upon execution of the Amendment Agreement.

The foregoing description of the Amendment Agreement is a summary and is therefore qualified in its entirety by the complete text of the Amendment Agreement, filed as exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1

First Amendment Agreement, dated as of January 24, 2017, by and among NRG Energy, Inc., the lenders from time to time parties thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

By:	/s/ Brian Curci
Brian Curci
Corporate Secretary

January 24, 2017

Exhibit Index

Exhibit No.	Document

10.1

First Amendment Agreement, dated as of January 24, 2017, by and among NRG Energy, Inc., the lenders from time to time parties thereto and Citicorp North America, Inc., as administrative agent and collateral agent.